CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 17, 2010, relating to the financial statements and financial highlights which appear in the October 31, 2010 Annual Report to Shareholders of Franklin Templeton International Trust, which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Francisco, California

February 24, 2011